                                                                     EXHIBIT 3.6

                           ARTICLES OF INCORPORATION
                           -------- -- -------------

                                      OF

                             WILSONS CENTER, INC.
                             ------- ------- ----

     The undersigned, being a natural person of at least eighteen years of age, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of incorporating a corporation for profit pursuant to Chapter 302A, Minnesota Statutes.

     FIRST:  The name of the corporation (hereinafter called the "corporation")
     -----
is:  WILSONS CENTER, INC.

     SECOND:  The address of the initial registered office of the corporation in
     ------
the State of Minnesota is c/o United States Corporation Company, Multifoods Tower, 33 South Sixth Street, Minneapolis 55402, and the name of the initial registered agent of the corporation at that address is United States Corporation Company. The said initial registered office is located in the County of Hennepin.

     THIRD:  The aggregate number of shares that the corporation has authority
     -----
to issue is one hundred, all of which are without par value and are of the same class and series and are Common shares.

     FOURTH: The name and the address of the incorporator are as follows:
     ------

     NAME                                     ADDRESS
     ----                                     -------

     Janet M. Budhu                 375 Hudson Street, 11th Floor
                                    New York, New York  10014

     FIFTH:  The duration of the corporation shall be perpetual.
     -----

     SIXTH:  The corporation has general business purposes.  Without limiting
     -----
the generality of such purposes, the corporation has the following purposes:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations incorporated under Chapter 302A, Minnesota Statutes.
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     SEVENTH:  No shareholder entitled to vote in the election of directors
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shall be entitled as of right to cumulative voting in any such election.

     EIGHTH:  Any action required or permitted to be taken at a meeting of the
     ------
Board of Directors of the corporation, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present.

     NINTH:  The corporation shall, to the fullest extent permitted by Chapter
     -----
302A, Minnesota Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Chapter from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Chapter.

Signed on December 14, 1995.

I certify that I am authorized to execute this document and I further certify that I understand that by signing this document,. I am subject to the penalties of perjury as set forth in Section 609.48, Minnesota Statutes, as if I had signed this document under oath.



                                              /s/ Janet M. Budhu
                                              ---------------------------
                                              Janet M. Budhu,Incorporator
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                                STATE OF MINNESOTA                          #5
                              SECRETARY OF STATE
                    NOTICE OF CHANGE OF REGISTERED OFFICE/
                               REGISTERED AGENT

     Please read the instructions on the back before completing this form.


1.  Corporate Name:

    Wilsons Center, Inc.
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2.  Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A POST OFFICE BOX IS NOT ACCEPTABLE.

    7401 Boone Avenue North      Brooklyn Park          MN          55428
    ----------------------------------------------------------------------------
              Street             City                  State        Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for MINNESOTA corporations):
                     ---------
    None
    ----------------------------------------------------------------------------
    If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this certificate under oath.


      /s/ David L. Rogers
  ------------------------------
  Signature of Authorized Person

Name and Telephone Number of a Contact Person: Pearl Masloski     (612) 391-4452
                                               ---------------------------------
                                               please print legibly

________________________________________________________________________________
                                                             Office Use Only
Filing Fee:  Minnesota Corporations, Cooperatives and
             Limited Liability Companies: $35.00.

             Non-Minnesota Corporations:  $50.00.

             Make checks payable to Secretary of State

Return to:   Minnesota Secretary of State
             180 State Office Bldg.
             100 Constitution Ave.
             St. Paul, MN  55155-1299
             (612) 296-2803